EXHIBIT 5.2

CONSENT OF OSLER, HOSKIN & HARCOURT LLP

October 25, 2013

Acasti Pharma Inc.

545 Promenade du Centropolis, Suite 100

Laval, Québec H7T 0A3

Dear Ladies and Gentlemen:

Re:	Registration Statement on Form F-10 of Acasti Pharma Inc.

We have acted as Canadian counsel to Acasti Pharma Inc. (the “Registrant”) in connection with the registration statement on Form F-10 (the “Registration Statement”) filed on October 25, 2013 by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”). We acknowledge that we are referred to under the headings “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP